As filed with the United States Securities and Exchange Commission on July 6, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BBX Capital Corporation

(Exact name of registrant as specified in its charter)

Florida	59-2022148
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

954-940-4900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan B. Levan

BBX Capital Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

954-940-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alison W. Miller, Esq.

Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

150 West Flagler Street, Suite 2200

Miami, Florida 33130

Telephone: (305) 789-3200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(6)	Amount to be registered(1)(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(3)(4)	Amount of registration fee
Class A Common Stock ($0.01 par value)(5)	4,000,000	$6.55	$26,200,000	$3,036.58

(1)	There are being registered hereunder 4,000,000 shares of Class A Common Stock that may be sold by certain selling shareholders.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A Common Stock being registered hereunder include such indeterminate number of shares of Class A Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s Class A Common Stock on the OTCQX on July 3, 2017.
(4)	The proposed maximum offering price per share of Class A Common Stock will be determined from time to time by the selling shareholders in connection with, and at the time of, the sale by the selling shareholders.
(5)	Each share of Class A Common Stock registered hereunder includes an associated right to purchase from the registrant one one-hundredth of a share of Series A Junior Participating Preferred Stock for $8.00. These purchase rights are not exercisable until the occurrence of certain prescribed events, none of which has occurred. The preferred share purchase rights are, and until the occurrence of any such prescribed event the preferred share purchase rights will be, evidenced by the certificates representing the associated shares of Class A Common Stock and may be transferred only with such shares of Class A Common Stock. The value attributable to the preferred share purchase rights, if any, is reflected in the value of the associated shares of Class A Common Stock.
(6)

Pursuant to Rule 429 under the Securities Act, and as further described below under “Explanatory Note,” the prospectus that forms a part of this Registration Statement on Form S-3 also relates to the following securities previously registered by the registrant pursuant to the Registration Statement on Form S-3 (333-216751) filed with the Securities and Exchange Commission on March 16, 2017 and declared effective on May 4, 2017: such indeterminate number of shares of Class A Common Stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase Class A Common Stock, preferred stock or debt securities, such indeterminate number of rights to purchase Class A Common Stock, preferred stock or debt securities, and such indeterminate number of units comprised of two or more of the aforementioned securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $200,000,000, and such indeterminate number of shares of Class A Common Stock and preferred stock and amount of debt securities as may be issued upon conversion of, or exchange for, preferred stock or debt securities registered thereunder that provide for conversion or exchange, upon exercise of warrants or rights registered thereunder, or pursuant to the anti-dilution provisions of any of such securities. None of such securities have been sold as of the date hereof.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement on Form S-3 contains a combined prospectus that also relates to the following securities previously registered by the registrant pursuant to the Registration Statement on Form S-3 (333-216751) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission on March 16, 2017 and declared effective on May 4, 2017: such indeterminate number of shares of Class A Common Stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase Class A Common Stock, preferred stock or debt securities, such indeterminate number of rights to purchase Class A Common Stock, preferred stock or debt securities, and such indeterminate number of units comprised of two or more of the aforementioned securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $200,000,000, and such indeterminate number of shares of Class A Common Stock and preferred stock and amount of debt securities as may be issued upon conversion of, or exchange for, preferred stock or debt securities registered thereunder that provide for conversion or exchange, upon exercise of warrants or rights registered thereunder, or pursuant to the anti-dilution provisions of any of such securities. Upon effectiveness, this Registration Statement on Form S-3 will also constitute a post-effective amendment to the Prior Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 6, 2017

PROSPECTUS

$200,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Selling Shareholders

4,000,000 Shares of Class A Common Stock

We may from time to time offer and sell in one or more offerings, together or separately, shares of our Class A Common Stock, shares of preferred stock, debt securities, warrants, rights and/or units. We may offer these securities separately or together in units. The aggregate amount of the securities offered by us under this prospectus will not exceed $200,000,000.

In addition to the securities that we may offer, certain selling shareholders to be identified in the future may offer and sell up to an aggregate of 4,000,000 shares of our Class A Common Stock from time to time under this prospectus. We will not receive any proceeds from the sale of shares by the selling shareholders.

This prospectus describes the general manner in which securities may be offered using this prospectus. When we or the selling shareholders decide to sell securities under this prospectus, we will provide you with the specific terms and the public offering price of the securities then being offered in one or more prospectus supplements to this prospectus. The prospectus supplement may add to, change, update or supersede information contained in this prospectus. The prospectus supplement may also contain important information about U.S. Federal income tax consequences. You should read this prospectus, together with any applicable prospectus supplement and information incorporated by reference in this prospectus and any applicable prospectus supplement, carefully before you decide to invest.

We and the selling shareholders may offer and sell these securities directly to one or more purchasers, to or through underwriters or dealers, through agents designated from time to time, through a combination of these methods, or through any other method permitted by law on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names, any fees, commissions and discounts payable to them, and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale, and the contemplated use thereof, will also be included in a prospectus supplement.

Our Class A Common Stock is currently traded on the OTCQX under the symbol “BBXT” but has been approved for listing on the New York Stock Exchange under the symbol “BBX” commencing on July 13, 2017. On July 3, 2017, the last reported sale price of our Class A Common Stock on the OTCQX was $6.50. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange or interdealer quotation system.

Our principal executive offices are located at 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the “Risk Factors” section of our reports filed with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2016, and in any applicable prospectus supplement before investing in our securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time up to a total dollar amount of $200,000,000 in one or more offerings and at prices and on terms to be determined by us at or prior to the time of the applicable offering. In addition, certain selling shareholders to be identified in the future may offer and sell, from time to time, in one or more offerings, up to 4,000,000 shares of our Class A Common Stock. This prospectus provides you with a general description of the securities we or a selling shareholder may offer. Each time we or a selling shareholder offers securities using this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, change, update or supersede the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of securities unless it is accompanied by a prospectus supplement.

This prospectus, together with any accompanying prospectus supplement and the documents incorporated by reference herein and therein, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should carefully read this prospectus and any accompanying prospectus supplement, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in both this prospectus and any accompanying prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus, any accompanying prospectus supplement and any free writing prospectus filed by us with the SEC is accurate as of any date other than the date on their respective covers or that any information we have incorporated by reference in this prospectus or in any applicable prospectus supplement is accurate as of any date other than the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or the date any sale or issuance of securities. Our business, financial condition, results of operations and prospects may have subsequently changed.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise stated or the context otherwise requires, references in this prospectus to “the Company,” “we,” “our” or “us” refer to BBX Capital Corporation (formerly BFC Financial Corporation) and its consolidated subsidiaries.

THE COMPANY

General

The Company, BBX Capital Corporation (formerly BFC Financial Corporation), is a Florida-based diversified holding company with investments in Bluegreen Corporation (“Bluegreen”), and in real estate and middle market operating companies. Bluegreen is a sales, marketing, and management company focused on the vacation ownership industry. The Company’s real estate investments include the ownership, financing, acquisition, development and management of real estate, including through real estate joint ventures.

Recent Events

On December 15, 2016, the Company (which at that time was named BFC Financial Corporation) completed its acquisition of BBX Capital Corporation (together with its successor by merger, BBX Capital Florida LLC, “BCC”) pursuant to a merger of BCC with and into a wholly owned subsidiary of the Company. Prior to the merger, BCC was a publicly-traded company in which the Company owned an approximately 82% equity interest and 90% voting interest. In connection with the merger, the Company paid approximately $16.9 million in cash and issued approximately 12.0 million shares of its Class A Common Stock to the former public shareholders of BCC. As a result of the merger, Bluegreen, indirectly through Woodbridge Holdings, LLC, and BCC are wholly owned by the Company. Following the completion of the merger, the Company changed its name from BFC Financial Corporation to BBX Capital Corporation.

Corporate Information

The Company’s principal executive offices are located at 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301. The Company’s telephone number is (954) 940-4900. The Company’s Internet website address is www.bbxcapital.com. Information contained in or accessed through the Company’s website is not part of or incorporated into this prospectus or any prospectus supplement, and should not be considered part of any offering documents.

The Company’s Class A Common Stock is currently traded on the OTCQX under the symbol “BBXT” but has been approved for listing on the New York Stock Exchange (the “NYSE”) under the symbol “BBX” commencing on July 13, 2017. The Company’s Class B Common Stock trades on the OTCQX under the symbol “BBXTB.”

Additional information concerning the Company is contained in the documents the Company files with the SEC. See “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For more information, see the section entitled “Where You Can Find More Information.” These risks, and additional risks not currently known to us or that we currently believe are immaterial, could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that refer to our estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect our current perception of existing trends and information as of the date hereof. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should, “estimate,” “expect” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Forward-looking statements involve known and unknown risks and uncertainties that could change based on factors which are, in many instances, beyond our control and which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including, without limitation, those set forth below and the risks and uncertainties described in the sections entitled “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K and elsewhere in such documents and in the other documents that we file from time to time with the SEC.

Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which we and our subsidiaries operate, including the real estate development and construction industry in which BCC operates, the resort development and vacation ownership industries in which Bluegreen operates, the home improvement industry in which Renin Holdings, LLC, a wholly owned subsidiary of the Company (“Renin”), operates and the sugar and confection industry in which BBX Sweet Holdings, LLC, a wholly owned subsidiary of the Company (“BBX Sweet Holdings”) operates.

While it is impossible to identify or predict all factors which may cause our actual results, performance or achievements to differ from those expressed or implied by forward-looking statements or otherwise impact our Company, such factors include, without limitation, the following:

•	We have limited sources of cash and are dependent upon dividends from Bluegreen to fund our operations; Bluegreen may not be in a position to pay dividends or otherwise make a determination to pay dividends; and dividend payments may be subject to restrictions, including restrictions contained in debt instruments;

•

Risks associated with our and our subsidiaries’ indebtedness, including that cash flow will be required to service indebtedness, that indebtedness may make us and our subsidiaries more vulnerable to economic downturns, that indebtedness may subject us or our subsidiaries to covenants or restrictions on operations and activities or on dividend payments, and, with respect to the $80 million loan that we received from Bluegreen’s subsidiary during April 2015, that we may be required to prepay the loan to the extent necessary for Bluegreen or its subsidiaries to remain in compliance with covenants under their outstanding indebtedness;

•	Risks associated with our current business strategy, including the risk that we will not be in a position to provide strategic support to or make additional investments in our subsidiaries or in joint ventures, or that we may not achieve or maintain in the future the benefits anticipated to be realized from such support or additional investments, and the risk that we will not be in a position to make new investments or that any investments made will not prove to be advantageous;

•	The risks and uncertainties affecting us and our subsidiaries, and our and their respective results, operations, markets, products, services and business strategies, and the risks and uncertainties associated with our and our subsidiaries’ ability to successfully implement currently anticipated plans and generate earnings under the current business strategy;

•	Risks associated with acquisitions, asset or subsidiary dispositions or debt or equity financings which we may consider or pursue from time to time;

•	The risk that creditors of our subsidiaries or other third parties may seek to recover distributions or dividends made by such subsidiaries to us or other amounts owed by such subsidiaries to such creditors or third parties;

•	Adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our and our subsidiaries’ activities;

•	Our shareholders’ interests will be diluted if additional shares of our Class A Common Stock or Class B Common Stock are issued;

•	The risk that we may not pay dividends on our Class A Common Stock or Class B Common Stock in the amount anticipated, when anticipated, or at all;

•	The impact of economic conditions on us and our subsidiaries, the price and liquidity of our Class A Common Stock and Class B Common Stock, and our and our subsidiaries’ ability to obtain additional capital, including the risk that if we or our subsidiaries need or otherwise believe it is advisable to issue debt or equity securities or to incur indebtedness in order to fund operations or investments, it may not be possible to issue any such securities or obtain such indebtedness on favorable terms, if at all;

•	The performance of entities in which we have made investments may not be profitable or achieve anticipated results; and

•	The preparation of financial statements in accordance with generally accepted accounting principles of the United States of America involves making estimates, judgments and assumptions, and any changes in estimates, judgments and assumptions used could have a material adverse impact on our or our subsidiaries’ financial condition and operating results.

With respect to Bluegreen, the risks and uncertainties also include, but are not limited to:

•	Bluegreen’s business and operations, including its ability to market vacation ownership interests (“VOIs”), may be adversely affected by general economic conditions and the availability of financing;

•	Bluegreen may be adversely affected by extensive federal, state and local laws and regulations and changes in applicable laws and regulations, including risks associated with, and the impact of, regulatory examinations or audits of its operations, and the costs associated with regulatory compliance;

•	The vacation ownership and hospitality industries are highly competitive, and Bluegreen may not be able to compete successfully;

•	Bluegreen would incur substantial losses and Bluegreen’s liquidity position could be adversely impacted if the customers to whom Bluegreen provides financing default on their obligations;

•	While Bluegreen has attempted to structure its business to reduce its need for and reliance on financing for liquidity in the short term, there is no assurance that Bluegreen’s business and profitability will not in the future depend on its ability to obtain financing, which may not be available on favorable terms, or at all;

•	Bluegreen’s indebtedness may impact its financial condition and results of operations, and the terms of Bluegreen’s indebtedness may limit its activities;

•	The ratings of third party rating agencies could adversely impact Bluegreen’s ability to obtain, renew or extend credit facilities, or otherwise raise funds;

•	Bluegreen’s future success depends on its ability to market its products and services successfully and efficiently; Bluegreen’s marketing expenses may increase; and changes in Bluegreen’s business model and marketing efforts, plans or strategies may adversely impact revenue;

•	Bluegreen may not be successful in increasing or expanding its capital-light business relationships or activities, including fee based, sales and marketing activities, just-in-time VOI arrangements, and secondary market sales activities, and such activities may not be profitable, which would have an adverse impact on Bluegreen’s results of operations and financial condition;

•	Bluegreen’s results of operations and financial condition may be materially and adversely impacted if Bluegreen does not continue to participate in exchange networks and other strategic alliances with third parties or if Bluegreen’s customers are not satisfied with the networks in which Bluegreen participates or Bluegreen’s strategic alliances;

•	The resale market for VOIs could adversely affect Bluegreen’s business;

•	Risks that third party developers who provide VOIs through fee-based services or just-in-time VOI arrangements do not provide VOIs when planned, and the risk that the third parties do not fulfill their obligations to Bluegreen or to the property owners’ associations that maintain the resorts that they developed;

•	Bluegreen is subject to the risks of the real estate market and the risks associated with real estate development, including a decline in real estate values and a deterioration of other conditions relating to the real estate market and real estate development;

•	Adverse outcomes in legal or other regulatory proceedings, including claims of noncompliance with applicable regulations or for development related defects, could adversely affect Bluegreen’s financial condition and operating results;

•	Results of audits of Bluegreen’s tax returns or those of Bluegreen’s subsidiaries, or the imposition of additional taxes on its operations, may have a material adverse impact on Bluegreen’s financial condition;

•	Environmental liabilities, including claims with respect to mold or hazardous or toxic substances, could have a material adverse impact on Bluegreen’s financial condition and operating results;

•	A failure to maintain the integrity of internal or customer data could result in damage to Bluegreen’s reputation and/or subject Bluegreen to costs, fines, or lawsuits;

•	Bluegreen’s technology requires updating, the cost involved in updating the technology may be significant and the failure to keep pace with developments in technology could impair Bluegreen’s operations or competitive position; and

•	The loss of the services of Bluegreen’s key management and personnel could adversely affect its business.

With respect to our real estate activities, the risks and uncertainties include, but are not limited to:

•	The impact of economic, competitive and other factors affecting our real estate activities and assets, including the impact of decreases in real estate values on our real estate activities and business, the value of real estate assets, the ability of borrowers to service their obligations, and the value of collateral securing our real estate loans;

•	The risk of loan losses and the risks of additional charge-offs, impairments and required increases in the allowance for loan losses; and

•	The risks associated with investments in real estate developments and joint ventures, including exposure to downturns in the real estate and housing markets, exposure to risks associated with real estate development activities, risks associated with obtaining necessary zoning and entitlements, risks that joint venture partners may not fulfill their obligations, concentration risks associated with entering into numerous joint ventures with the same joint venture partner, risks relating to reliance on third party developers or joint venture partners to complete real estate projects, the risk that projects will not be developed as anticipated or be profitable, and risks associated with customers not performing on their contractual obligations.

With respect to our investments in middle market operating companies, the risks and uncertainties include, but are not limited to:

•

Risks that business plans will not be successful and that investments in operating businesses and franchises may not achieve the returns anticipated or may not be profitable, including the risks associated with the operations and activities of BBX

Sweet Holdings and Renin as well as anticipated investments in MOD Super Fast pizza franchise locations;

•	The amount and terms of indebtedness associated with the acquisitions and operations may impact our financial condition and results of operations and limit its activities;

•	Continued operating losses and the failure of the companies to meet financial covenants may result in the requirement to make further capital contributions or advances to the companies;

•	The risk of losses associated with excess and obsolete inventory and the risks of additional required reserves for lower of cost or market value losses in inventory;

•	The risk of trade receivable losses and the risks of charge-offs and required increases in the allowance for bad debts;

•	Risks associated with commodity price volatility; and

•	Renin’s operations expose us to foreign currency exchange risk of the U.S. dollar compared to the Canadian dollar.

Other factors described herein or in the documents incorporated herein by reference, or factors that are unknown or unpredictable, could also have a material adverse effect on future results. In addition, past performance may not be indicative of future results.

In light of the foregoing, you should not place any undue reliance on any of our forward-looking statements. Forward-looking statements speak only as of the date made and, except as expressly required by law, we disclaim any intent or obligation to update or revise any forward-looking statements, including as a result of new information or future events or developments. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.

All subsequent forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sales of the securities by us for general corporate purposes, which may include, among other things, capital expenditures, working capital, repayment or refinancing of indebtedness or payment of other corporate obligations, acquisitions, investments in our subsidiaries, investments in existing or future projects or repurchasing or redeeming our securities. Any specific allocation of the net proceeds of an offering of securities by us to a specific purpose will be determined by us at the time of the specific offering and will be disclosed in the applicable prospectus supplement. We may invest funds not required immediately for their specified purpose as we determine to be appropriate at the time, which may include investing such funds in short-term, investment-grade, interest-bearing instruments, U.S. government securities and other marketable securities and short-term investments, or we may hold such funds as cash, until they are used for their specified purpose.

We will not receive any proceeds from the sale of shares of our Class A Common Stock by the selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods shown:

	For the Three Months Ended March 31, 2017	For the Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	4.30	2.83	2.42	2.26	2.79	1.93

You should read the above table in conjunction with the financial statements and notes thereto incorporated by reference in this prospectus.

We computed the ratio of earnings to fixed charges by dividing earnings from continuing operations by fixed charges. For purposes of computing this ratio, “earnings” consist of income from continuing operations before provision for income taxes, extraordinary charges and changes in accounting principles plus fixed charges. “Fixed charges” consist of the sum of interest expense on indebtedness (including dividends on our 5% Cumulative Preferred Stock, as described below) and deposits, and an estimate of the interest component of rent expense.

We pay quarterly dividends of $187,500 on our 5% Cumulative Preferred Stock. Our 5% Cumulative Preferred Stock is mandatorily redeemable and classified as a liability in our consolidated statements of financial condition. The dividends paid on our 5% Cumulative Preferred Stock are included in total fixed charges.

SELLING SHAREHOLDERS

In addition to the securities that we may offer, this prospectus also relates to the possible resale by certain of our shareholders, to whom we refer in this prospectus as the “selling shareholders,” of shares of our Class A Common Stock that were issued and outstanding prior to the filing of the Registration Statement of which this prospectus forms a part. The shares which may be sold by the selling shareholders include (i) shares issued pursuant to awards granted under our equity compensation plans and registered by us under Registration Statements on Form S-8, (ii) shares issued in connection with other previous public or private offerings by us and held by the selling shareholders for greater than two years, including shares held by affiliates which were registered by us under Registration Statements, including Registration Statements on Form S-4, but are deemed “restricted securities” or “control securities” under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and (iii) shares acquired by unaffiliated shareholders in the open market or through private transactions with third parties.

To the extent applicable, information about the selling shareholders will be added to this prospectus in a prospectus supplement. Such information will include, with respect to each selling shareholder, (i) such selling shareholder’s name; (ii) any position, office or other material relationship held by such selling shareholder with us or any of our predecessors or affiliates during the last 3 years; (iii) the number of shares of our Class A Common Stock beneficially owned by such selling shareholder prior to the offering; and (iv) the number of shares of our Class A Common Stock to be offered for the account of such selling shareholder; and (v) the number of shares (and, if greater than 1%, the percentage) of our Class A Common Stock expected to be beneficially owned by such selling shareholder after the offering, assuming that, after completion of the offering, none of the Class A Common Stock offered by the selling shareholders will be held by the selling shareholders. However, we do not know when or in what amounts the selling shareholders may offer shares for sale, and one or more selling shareholders may elect not to sell any or all of the shares covered by this prospectus.

DESCRIPTION OF SECURITIES

The following is a general description of our capital stock and the securities which may be offered from time to time using this prospectus, which include, together or separately, shares of our Class A Common Stock, shares of preferred stock, debt securities, warrants, rights and/or units. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. Any prospectus supplement may add, change, update or supersede the information contained in this prospectus. The prospectus supplement will also contain information, where applicable, about material U.S. Federal income tax considerations relating to the offered securities, and the securities exchange or interdealer quotation system, if any, on which the offered securities will be listed or traded. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents, the terms of which are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, will define your rights as holders of the relevant securities. Accordingly, you should review the forms of those documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

Description of Capital Stock

The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation and Bylaws, in each case as amended to date, which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The terms of our capital stock may also be affected by Florida law.

Authorized Capital Stock

Our authorized capital stock consists of 150,000,000 shares of Class A Common Stock, par value $0.01 per share, 20,000,000 shares of Class B Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. 15,000 shares of our authorized preferred stock have been designated 5% Cumulative Preferred Stock and 2,000,000 shares of our authorized preferred stock have been designated Series A Junior Participating Preferred Stock. As of July 3, 2017, approximately 84,921,527 shares of our Class A Common Stock, 16,754,009 shares of our Class B Common Stock, and 15,000 shares of our 5% Cumulative Preferred Stock were issued and outstanding. We have not issued any shares of Series A Junior Participating Preferred Stock.

Voting Rights

Except as provided by Florida law or as specifically provided in our Amended and Restated Articles of Incorporation, holders of our Class A Common Stock and Class B Common Stock vote as a single group on matters presented to them for a shareholder vote. Each share of our Class A Common Stock is entitled to one vote and our Class A

Common Stock represents in the aggregate 22% of the total voting power of our Class A Common Stock and Class B Common Stock. Each share of our Class B Common Stock is entitled to the number of votes per share which will represent in the aggregate 78% of the total voting power of our Class A Common Stock and Class B Common Stock. These fixed voting percentages will remain in effect until the total number of outstanding shares of our Class B Common Stock falls below 1,800,000 shares. If the total number of outstanding shares of our Class B Common Stock is less than 1,800,000 shares but greater than 1,400,000 shares, then our Class A Common Stock will hold a voting percentage equal to 40% and our Class B Common Stock will hold a voting percentage equal to the remaining 60%. If the total number of outstanding shares of our Class B Common Stock is less than 1,400,000 shares but greater than 500,000 shares, then our Class A Common Stock will hold a voting percentage equal to 53% and our Class B Common Stock will hold a voting percentage equal to the remaining 47%. If the total number of outstanding shares of our Class B Common Stock is less than 500,000 shares, then each share of our Class A Common Stock and Class B Common Stock will be entitled to one vote on each matter presented to a vote of our shareholders. Each of the above-described share thresholds will be ratably adjusted in connection with any stock split, reverse stock split or similar transaction effected by us.

If issued, each one one-hundredth of a share of our Series A Junior Participating Preferred Stock will have the same voting power as one share of our Class A Common Stock (with all outstanding shares of our Class A Common Stock and Series A Junior Participating Preferred Stock representing, in the aggregate, 22% of our general voting power, subject to adjustment in accordance with our Amended and Restated Articles of Incorporation, as described above). Except as provided by Florida law, holders of our 5% Cumulative Preferred Stock have no voting rights with respect to such stock.

Under Florida law, holders of our Class A Common Stock are entitled to vote as a separate voting group on amendments to our Amended and Restated Articles of Incorporation which require the approval of our shareholders under Florida law and would:

•	effect an exchange or reclassification of all or part of the shares of our Class A Common Stock into shares of another class;

•	effect an exchange or reclassification, or create a right of exchange, of all or part of the shares of another class into shares of our Class A Common Stock;

•	change the designation, rights, preferences, or limitations of all or part of the shares of our Class A Common Stock;

•	change all or part of the shares of our Class A Common Stock into a different number of shares of Class A Common Stock;

•	create a new class of shares which have rights or preferences with respect to distributions or to dissolution that are prior or superior to our Class A Common Stock;

•	increase the rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior or superior to our Class A Common Stock;

•	limit or deny an existing preemptive right of all or part of the shares of our Class A Common Stock; or

•	cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of our Class A Common Stock.

However, if a proposed amendment that would otherwise entitle the holders of our Class A Common Stock to vote as a separate voting group as a result of the amendment having one of the effects described above would affect the holders of our Class B Common Stock or any of our other securities in the same or substantially similar way, then the holders of our Class A Common Stock will not be entitled to vote as a separate voting group on the proposed amendment but instead will vote together with the other similarly affected shareholders as a single voting group on the amendment.

Under Florida law, holders of our Class B Common Stock and 5% Cumulative Preferred Stock are each entitled to vote as a separate voting group, and, if issued, holders of our Series A Junior Participating Preferred Stock would be entitled to vote as a separate voting group, on any amendment to our Amended and Restated Articles of Incorporation which require the approval of our shareholders under Florida law and would affect the rights of the holders of our Class B Common Stock, 5% Cumulative Preferred Stock or Series A Junior Participating Preferred Stock, as the case may be, in substantially the same manner as described above with respect to our Class A Common Stock. Holders of our Class A Common Stock, Class B Common Stock, 5% Cumulative Preferred Stock and Series A Junior Participating Preferred Stock are each also entitled to vote as a separate voting group on any plan of merger or plan of share exchange that requires the approval of our shareholders under Florida law and contains a provision which, if included in a proposed amendment to our Amended and Restated Articles of Incorporation, would require their vote as a separate voting group.

In addition to the rights afforded to our shareholders under Florida law, our Amended and Restated Articles of Incorporation provide that the approval of the holders of our Class B Common Stock, voting as a separate voting group, will be required before any of the following actions may be taken:

•	the issuance of any additional shares of our Class B Common Stock, other than a stock dividend issued to holders of our Class B Common Stock;

•	a reduction in the number of outstanding shares of our Class B Common Stock, except for any reduction by virtue of a conversion of shares of our Class B Common Stock into shares of our Class A Common Stock or a voluntary disposition to the Company; or

•	any amendments of the voting rights provisions of our Amended and Restated Articles of Incorporation.

Our Amended and Restated Articles of Incorporation do not provide for cumulative voting on the election of directors.

Convertibility of Class B Common Stock

Subject to any agreements which any holder of our Class B Common Stock may be a party to and which restricts the right of such holder to convert his, her or its shares of our Class B Common Stock into shares of our Class A Common Stock, including those described below under “Shareholder Agreements,” holders of our Class B Common Stock possess the right, at any time, to convert any or all of their shares of our Class B Common Stock into shares of our Class A Common Stock on a share-for-share basis.

Dividends and Other Distributions; Liquidation Rights

Holders of our 5% Cumulative Preferred Stock are entitled to receive, when and as declared by our Board of Directors, cumulative quarterly cash dividends on each such share at a rate per annum of 5% of the stated value of $1,000 per share from the date of issuance. No dividend or other distribution (other than a dividend or distribution payable solely in our Class A Common Stock or Class B Common Stock) shall be paid on or set apart for payment on our Class A Common Stock or Class B Common Stock until such time as all accrued and unpaid dividends on our 5% Cumulative Preferred Stock have been or contemporaneously are declared or paid and a sum is set apart sufficient for payment of such accrued and unpaid dividends.

Subject to the foregoing, holders of our Class A Common Stock and Class B Common Stock are entitled to receive cash dividends, when and as declared by our Board of Directors out of legally available assets. Any distribution per share with respect to our Class A Common Stock will be identical to the distribution per share with respect to our Class B Common Stock, except that a stock dividend or other non-cash distribution to holders of our Class A Common Stock may be declared and issued only in the form of Class A Common Stock while a dividend or other non-cash distribution to holders of our Class B Common Stock may be declared and issued in the form of either Class A Common Stock or Class B Common Stock at the discretion of our Board of Directors, provided that the number of any shares so issued or any non-cash distribution is the same on a per share basis.

The 5% Cumulative Preferred Stock liquidation preference in the event of a voluntary liquidation or winding up of the Company is equal to its stated value of $1,000 per share plus any accumulated and unpaid dividends or an amount equal to the redemption price described below under “Preemptive or Payment Rights; Redemption of 5% Cumulative Preferred Stock.” Upon any liquidation, the assets legally available for distribution to our shareholders after payment of the 5% Cumulative Preferred Stock liquidation preference will be distributed ratably among the holders of our Class A Common Stock and Class B Common Stock.

See “Provisions of Our Junior Participating Preferred Stock” below for a discussion of the dividend rate applicable to, and liquidation preference of, our Series A Junior Participating Preferred Stock.

Stock Exchange Listing

Our Class A Common Stock is currently traded on the OTCQX under the symbol “BBXT” but has been approved for listing on the NYSE under the symbol “BBX” commencing on July 13, 2017. Our Class B Common Stock trades on the OTCQX under the symbol “BBXTB.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC (“AST”) is the transfer agent and registrar for our Class A Common Stock and Class B Common Stock.

Preemptive or Payment Rights; Redemption of 5% Cumulative Preferred Stock

Our shareholders have no preemptive rights, and there are no sinking fund provisions or, except with respect to our 5% Cumulative Preferred Stock and preferred share purchase rights issued under our Rights Agreement (as defined and described under “Rights Agreement” below), redemption provisions relating to any shares of our capital stock. In addition, except as it relates to our Rights Agreement, our shareholders do not have any subscription or other similar rights to purchase shares of any class of our capital stock.

The shares of our 5% Cumulative Preferred Stock may be redeemed at our option at any time and from time to time at a redemption price of $1,000 per share. In addition, we are required to redeem 5,000 shares of our 5% Cumulative Preferred Stock for an aggregate redemption price of $5,000,000 ($1,000 per share) during each of the years ending December 31, 2018, 2019 and 2020, to the extent not previously redeemed pursuant to the optional redemption right. As of the date of this prospectus, we have not redeemed any shares of our 5% Cumulative Preferred Stock.

Provisions of Our Series A Junior Participating Preferred Stock

The value of one one-hundredth of a share of our Series A Junior Participating Preferred Stock is intended to approximate the value of one share of our Class A Common Stock. Each one one-hundredth of a share of our Series A Junior Participating Preferred Stock, if issued:

•	will not be redeemable;

•	will rank, with respect to the payment of dividends and other distributions, senior to our Class A Common Stock and Class B Common Stock and junior to each series of our preferred stock, including our 5% Cumulative Preferred Stock, unless the terms of such series of preferred stock provide otherwise;

•	will entitle holders to, when, as and if declared by our Board of Directors, dividend payments of $0.01, or an amount equal to the dividend paid on one share of our Class A Common Stock, whichever is greater;

•	will entitle holders, upon the liquidation of the Company, either to receive $1.00 or an amount equal to the payment made on one share of our Class A Common Stock, whichever is greater;

•	will, as previously described, have the same voting power as one share of our Class A Common Stock (with all outstanding shares of our Class A Common Stock and Series A Junior Participating Preferred Stock representing, in the aggregate, 22% of our general voting power, subject to adjustment in accordance with our Amended and Restated Articles of Incorporation, as described above); and

•	will entitle holders to a payment equal to the payment made on one share of our Class A Common Stock if shares of our Class A Common Stock are exchanged via merger, consolidation or a similar transaction.

Additional Series of Preferred Stock

Under our Amended and Restated Articles of Incorporation and as permitted by Florida law, our Board of Directors has the authority to provide for the issuance of shares of preferred stock in one or more series, in addition to those currently designated, and to fix the preferences, powers and relative, participating, optional or other special rights, qualifications, limitations and restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference, and to fix the number of shares to be included in any such series without any further vote or action by our shareholders. Any series of preferred stock so issued may rank senior to our Class A Common Stock and/or Class B Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of preferred stock, including in a series with voting and/or conversion rights, may have the effect of delaying, deferring or preventing a change in control of the Company without further action by our shareholders and may adversely affect the voting and other rights of the holders of our Class A Common Stock and Class B Common Stock.

The prospectus supplement relating to any preferred stock we offer will include a description of the designations, powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing or trading of the preferred stock on any securities exchange or interdealer quotation system;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material U.S federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	whether the preferred stock may be convertible into or exchangeable for our Class A Common Stock or other securities, including, if applicable, whether conversion or exchange is mandatory, at the option of the holder, or at our option, and any provisions relating to the adjustment of the number of shares of our Class A Common Stock or other securities that the holders of preferred stock would receive upon conversion or exchange of the preferred stock under certain circumstances; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The full designations, powers, preferences and rights of any preferred stock we offer, as well as the qualifications, limitations or restrictions thereof, will be set forth in Articles of Amendment to our Amended and Restated Articles of Incorporation relating to such preferred stock. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any Articles of Amendment that describe the terms of the preferred stock we are offering before the issuance thereof.

Under Florida law, holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our Amended and Restated Articles of Incorporation if the amendment would change the par value or, unless our Amended Restated Articles of Incorporation provided otherwise, change the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable Articles of Amendment.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Class A Common Stock and/or Class B Common Stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of the Company or make removal of our management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Class A Common Stock or Class B Common Stock.

Rights Agreement

On September 21, 2009, we entered into a Rights Agreement with AST, as rights agent (the “Rights Agreement”). Under the terms and conditions of the Rights Agreement, a dividend of one preferred share purchase right was paid with respect to each outstanding share of our Class A Common Stock and Class B Common Stock. The Rights Agreement attempts to protect our ability to use available net operating losses to offset future taxable income by providing a deterrent to shareholders (subject to certain exceptions) from acquiring a 5% or greater ownership interest in our Class A Common Stock and Class B Common Stock without the prior approval of our Board of Directors, after which time and the expiration of a limited interim period, the preferred share purchase rights would become exercisable. If the preferred share purchase rights become exercisable, all holders of the preferred share purchase rights, except the acquiring person or group and its or their affiliates and transferees, may, for $8.00 per preferred share purchase right, purchase shares of our Class A Common Stock having a market value of $16.00 (or, at our option, the number of one-one hundredths of a share of our Series A Junior Participating Preferred Stock equal to the number of shares of our Class A Common Stock having a market value of $16.00). Prior to exercise, the preferred share purchase rights do not give their holders any dividend, voting or liquidation rights. The Rights Agreement was not adopted in response to any effort to acquire control of the Company. However, the Rights Agreement may have an anti-takeover effect and will be an impediment to a proposed takeover which is not approved by our Board of Directors.

Certain Anti-Takeover Effects

In addition to the Rights Agreement, the terms of our Class A Common Stock and Class B Common Stock make the sale or transfer of control of the Company or the removal of our incumbent directors unlikely without the concurrence of the holders of our Class B Common Stock. Our Amended and Restated Articles of Incorporation and Bylaws also contain other provisions which could have anti-takeover effects. These provisions include, without limitation, the authority of our Board of Directors to issue additional shares of preferred stock and to fix the relative rights and preferences of the preferred stock without the need for any shareholder vote or approval, as discussed above, and advance notice procedures to be complied with by our shareholders in order to make shareholder proposals or nominate directors.

In addition, Florida law provides that the voting rights to be accorded “control shares,” as defined below, of a Florida corporation such as the Company that has (i) 100 or more shareholders, (ii) its principal place of business, its principal office or substantial assets in Florida and (iii) either more than 10% of its shareholders residing in Florida, more than 10% of its shares owned by Florida residents or 1,000 shareholders residing in Florida, must be approved by a majority of each class of voting securities of the corporation, excluding those shares held by interested persons, before the control shares will be granted any voting rights. “Control shares” are defined under Florida law as shares acquired by a person, either directly or indirectly, that when added to all other shares of the issuing corporation owned by that person, would entitle that person to exercise, either directly or indirectly, voting power within any of the following ranges: (i) 20% or more but less than 33% of all voting power of the corporation’s voting securities; (ii) 33% or more but less than a majority of all voting power of the corporation’s voting securities; or (iii) a majority or more of all of the voting power of the corporation’s voting securities. These provisions do not apply to shares acquired under, among other things, an agreement or plan of merger or share exchange effected in compliance with the relevant provisions of Florida law and to which the corporation is a party, or an acquisition of shares previously approved by the board of directors of the corporation.

Florida law also provides that, if any person who, together with such person’s affiliates and associates, beneficially owns 10% or more of any voting stock of a corporation (referred to as an “interested person”), is a party to any merger, consolidation, disposition of all or a substantial part of the assets of the corporation or a subsidiary of the corporation or other business combination requiring shareholder approval under Florida law, such transaction requires approval by the affirmative vote of the holders of two-thirds of the voting shares other than the shares beneficially owned by the interested person; provided, that such approval is not required if (i) a majority of the disinterested directors has approved the interested person transaction, (ii) the corporation has not had more than 300 shareholders of record at any time during the three years preceding the date of the transaction’s announcement, (iii) the interested person has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least five years preceding the date of the transaction’s announcement, (iv) the interested person is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors, (v) the corporation is an investment company registered under the Investment Company Act of 1940, or (vi) the consideration that holders of the stock of the corporation will receive in the transaction meets certain minimum levels determined by a formula under Florida law.

Limitation on Liability and Indemnification of Directors and Officers

Florida law generally provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and the director’s breach of or failure to perform those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) an unlawful distribution, (iv) in a proceeding by or in the right of the corporation or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct, or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

In addition, Florida law provides that a Florida corporation has the power to (i) indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), because he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (ii) indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor because that person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors of the corporation, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Indemnification under clause (ii) of the preceding sentence is authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification with regard to a proceeding by or in the right of the corporation is to be made in respect of any claim, issue or matter as to which such person has been found liable unless, and only to the extent that, the court in which the proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In addition, under Florida law, to the extent that a director, officer, employee or agent of a Florida corporation has been successful on the merits or otherwise in defense of any proceeding referred to in the preceding paragraph, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Our Amended and Restated Articles of Incorporation and Bylaws contain indemnification provisions substantially similar to the above-described provisions of Florida law. In addition, we carry insurance permitted by Florida law for our directors, officers, employees and agents which covers alleged or actual error or omission, misstatement, misleading misstatement, neglect or breach of fiduciary duty while acting in such capacities on behalf of the corporation, which acts may include liabilities under the Securities Act.

Shareholder Agreements

While we are not a party to any of the agreements described below, the agreements contain provisions which may affect the governance and management of the Company.

Alan B. Levan, our Chairman and Chief Executive Officer, and John E. Abdo, our Vice Chairman, are parties to an agreement pursuant to which Mr. Abdo has agreed to vote the shares of our Class B Common Stock that he owns in the same manner as Mr. Alan Levan (or upon Mr. Alan Levan’s death, unless previously revoked, as Mr. Jarett Levan) votes his shares of our Class B Common Stock. Mr. Jarett Levan is our President and a director, and Mr. Alan Levan’s son. Mr. Abdo has also agreed, subject to certain exceptions, not to transfer certain of his shares of our Class B Common Stock and to obtain the consent of Mr. Alan Levan (or upon Mr. Alan Levan’s death, unless previously revoked, Mr. Jarett Levan) prior to the conversion of certain of his shares of our Class B Common Stock into shares of our Class A Common Stock. In addition, Mr. Alan Levan and Mr. Abdo have agreed to vote the shares of our Class B Common Stock that they own in favor of the election of each other to our Board of Directors for so long as they are willing and able to serve as a directors. Mr. Alan Levan and Mr. Abdo may be deemed to control the Company by virtue of their collective ownership of shares of our Class A Common Stock and Class B Common Stock representing in the aggregate approximately 77% of the total voting power of our Class A Common Stock and Class B Common Stock.

Mr. Alan Levan and Mr. Jarett Levan are parties to an agreement pursuant to which Mr. Jarett Levan has agreed to vote the shares of our Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Alan Levan votes his shares of our Class B Common Stock. Mr. Jarett Levan has also agreed, subject to certain exceptions, not to transfer certain of his shares of our Class B Common Stock and to obtain the consent of Mr. Alan Levan prior to the conversion of certain of his shares of our Class B Common Stock into shares of our Class A Common Stock. In addition, Mr. Alan Levan and Mr. Jarett Levan have agreed to vote the shares of our Class B Common Stock that they own in favor of the election of each other to our Board of Directors for so long they are willing and able to serve as a directors.

Mr. Jarett Levan and Seth M. Wise, an Executive Vice President and director of the Company, are parties to an agreement pursuant to which Mr. Wise has agreed to vote the shares of our Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Jarett Levan’s shares of our Class B Common Stock are voted. Mr. Wise has also agreed, subject to certain exceptions, not to transfer certain of his shares of our Class B Common Stock or convert such shares of our Class B Common Stock into shares of our Class A Common Stock, in each case, without first offering Mr. Jarett Levan the right to purchase such shares. Mr. Jarett Levan and Mr. Wise have also agreed to vote, or cause to be voted, their shares of our Class B Common Stock in favor of the election of each other to our Board of Directors for so long as they are willing and able to serve as directors.

As a result of these agreements, Mr. Alan Levan may be deemed to have voting power over all of the shares of our Class B Common Stock owned by each of Mr. Abdo, Mr. Jarett Levan and Mr. Wise.

Description of Debt Securities

This prospectus describes the general terms and provisions of the debt securities that we may offer. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to that particular series of debt securities. For a complete description of the material terms of a particular issue of debt securities, you must refer to both the prospectus supplement relating to that series and to the following description. The specific terms described in any prospectus supplement may differ from the terms described below, and you should rely on the information in the prospectus supplement in the case of any such inconsistency.

If issued, we will issue the debt securities under an indenture between us and a trustee. The indenture is subject to, and governed by, the Trust Indenture Act of 1939. We have filed a copy of a form of indenture as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the material portions of the indenture below, but you should read the indenture for other provisions that may be important to you. We qualify the following summary in its entirety by reference to the provisions of the indenture. See “Where You Can Find More Information.”

General

The debt securities will be our direct unsecured general obligations. We will establish the terms of each series of debt securities that we issue under the indenture by a resolution of our Board of Directors. We will detail the terms of the debt securities that we offer in an officers’ certificate under the indenture or by a supplemental indenture.

The debt securities we may issue under the indenture include debt securities that are convertible into, or exchangeable for, our other securities, including our Class A Common Stock. We may issue the debt securities in one or more series, with the same or various maturities, and at par, at a premium or at a discount.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the initial offering price;

•	the aggregate principal amount of that series of debt securities;

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the maturity date;

•	the per annum rate or rates (which may be fixed or variable) or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest;

•	the date or dates from which interest will accrue;

•	the date or dates on which interest will commence and be payable;

•	any regular record date for the interest payable on any interest payment date;

•	the place or places where we will pay the principal, premium and interest with respect to the debt securities;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities;

•	the denominations in which we will issue the debt securities, if we issue them other than in denominations of $1,000 and any integral multiple thereof;

•	whether we will issue the debt securities in the form of certificated debt securities or global securities;

•	the currency of denomination of the debt securities;

•	any addition to or change in the events of default that are described in this prospectus or in the indenture;

•	any change in the acceleration provisions that are described in this prospectus or in the indenture;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that provide that we must only pay an amount less than our stated principal amount if our maturity date accelerates. In the prospectus supplement, we will also provide information regarding the material U.S. federal income tax considerations and certain other special considerations that apply to any of the particular debt securities.

Conversion or Exchange Rights

If we offer debt securities, we will set forth in the applicable prospectus supplement the terms under which such series of debt securities may be convertible into, or exchangeable for, our Class A Common Stock or other securities, including whether conversion or exchange is mandatory, at the option of the holder, or at our option, and provisions relating to the adjustment of the number of shares of our Class A Common Stock or our other securities that the holders of the series of debt securities would receive upon conversion or exchange under certain circumstances.

Form, Exchange and Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company or a nominee thereof, as depositary (a “book-entry debt security”), or a certificate issued in definitive registered form (a “certificated debt security”).

We will describe whether the particular series of debt securities will be a book-entry debt security or a certificated debt security in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, we will not issue book-entry debt securities in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or at paying agencies as provided for in the indenture. We will not charge you any service charge for any transfer or exchange of certificated debt securities, but may require you to pay a sum sufficient to cover any tax or other governmental charge that may be required in connection with your transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing your certificated debt securities. After you surrender your certificated debt securities, we or the trustee will reissue your certificate or issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

A global debt security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which we must pay principal and interest, and interest rate or method of determining interest.

We will deposit each global debt security representing book-entry debt securities with, or on behalf of, the depositary and will also register the global debt security in the name of the depositary or its nominee. We anticipate that the depositary will follow the following procedures with respect to book-entry debt securities.

Only persons who have accounts with the depositary for the related global debt security, or participants, or a person that holds an interest through a participant may own beneficial interests in book-entry debt securities. If we issue a global debt security, when issued, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the appropriate principal amounts of the book-entry debt securities that the participant owns. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate the accounts that the depositary will credit. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests in book-entry debt securities will be effected only through, records that the depositary maintains for the related global debt security (for interests of participants) and records that the participants maintain (for interests of persons holding through participants). The laws of some states may require that some purchasers of securities take physical delivery of their securities in definitive form. Because, except under the special circumstances that are described below, we will not issue book-entry debt securities in certificated form, these laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities. So long as the depositary, or its nominee, is the registered owner of a global debt security, we will consider the depositary or its nominee as the sole owner or holder of the book-entry debt securities represented by the associated global debt security for all purposes under the indenture. Except as described in this prospectus or the applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names and will not receive or be entitled to receive physical delivery of a certificate in definitive form representing their securities. We will not consider beneficial owners of book-entry debt securities the owners or holders of those securities under the indenture. As a result, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the depositary’s procedures for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise some rights of holders of debt securities, and the indenture provides that we, the trustee and their respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture.

We will make payments of the principal, premium and interest on the book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect the depositary, upon receipt of any payment of the principal, premium or interest with respect to a global debt security, will immediately credit the participants’ accounts with payments in amounts proportionate to the amounts of book-entry debt securities they each hold, as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Holders of global debt securities may exchange their global debt securities for certificated debt securities if an event of default under the book-entry debt securities represented by those global debt securities has occurred and is continuing. We will register any certificated debt securities that we issue in exchange for a global debt security in the name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the previous information in this section concerning the depositary and the depositary’s book-entry registration and transfer system from sources we believe to be reliable, but take no responsibility for the accuracy of this information.

Consolidation, Merger and Sale of Assets

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into, or exchangeable for, our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Covenants

Unless stated otherwise in the applicable prospectus supplement and in a supplement to the indenture, a resolution of our Board of Directors or an officers’ certificate delivered under the indenture, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Events of Default Under the Indenture

Under the indenture, an “event of default” means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and the continuance of that default for a period of 30 days (unless we deposit the entire amount of the payment with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal or premium on any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due on any debt security of that series;

•	default in the performance or breach of any of our other covenants or warranties in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events involving bankruptcy, insolvency or reorganization of the Company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default for a particular series of debt securities, except for the events of default relating to events of bankruptcy, insolvency or reorganization, will necessarily constitute an event of default for any other series of debt securities.

If an event of default for debt securities of any series occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an event of default resulting from events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to us having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal that has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under “Modification and Waiver” below. If we issue a series of debt securities that are discount securities, the prospectus supplement relating to that series will contain the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to some rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given the trustee written notice of a continuing event of default under the debt securities of that series; and

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest with respect to that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year (which is the calendar year), to furnish to the trustee a statement of our compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, we and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

•	change the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;

•	reduce the principal of, or premium on, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the deposit of any sinking fund payment or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal, premium or interest with respect to any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

•	make the principal, premium or interest with respect to any debt security payable in a currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal, premium and interest with respect to those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for some specified provisions of the indenture, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal, premium or any interest with respect to any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations under the debt securities of any series (except for some obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be discharged when we deposit with the trustee, in trust, money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest, and any mandatory sinking fund payments for the debt securities of that series on the stated maturity in accordance with the terms of the indenture and those debt securities.

We will be discharged only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that holders of the debt securities of the series from which we wish to be discharged will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge, and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with specified conditions, we may omit to comply with certain restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a resolution of our Board of Directors or an officers’ certificate delivered pursuant to the indenture.

These conditions include us:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest, and any mandatory sinking fund payments, for the debt securities of that series on the stated maturity in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

In the event we exercise our option not to comply with some covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations we have deposited with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“Foreign government obligations” means for the debt securities of any series that are denominated in a currency other than U.S. dollars direct obligations of the government that issued or caused to be issued the currency in question for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof, or obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Governing Law

The indenture and the debt securities will be governed by and construed under the laws of the State of Florida.

Description of Warrants

The following summary describes the general terms and provisions of the warrants we may offer to purchase shares of our Class A Common Stock or other securities. If we offer warrants, we will describe the specific terms of the warrants being offered in a prospectus supplement. For a complete description of the material terms of any warrants we offer, you must refer to both the prospectus supplement relating to such warrants and to the following description. The specific terms described in any prospectus supplement may differ from the terms described below, and you should rely on the information in the prospectus supplement in the case of any such inconsistency. The description below and in the applicable prospectus supplement of any warrants we offer is not and will not be complete and is and will be qualified in its entirety by reference to the complete terms and conditions of the warrants, the form of which will be filed with the SEC. See “Where You Can Find More Information.”

The warrants may be issued independently or together with shares of our Class A Common Stock or other securities and may be attached to or separate from the securities with which they are issued. The warrants may be issued by us directly or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in any applicable prospectus supplement relating to the warrants. A single bank or trust company may act as warrant agent for more than one series of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, including, among others:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the number of warrants issued with each share of Class A Common Stock or other security;

•	if applicable, the date on and after which the warrants and the related Class A Common Stock or other security will be separately transferable;

•	the class or series of security, and number of shares of that class or series of security, purchasable upon exercise of the warrants;

•	the exercise price of the warrants;

•	the effect of any merger or consolidation of the Company, or sale or other disposition of our business or assets, on the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to, or adjustments in, the exercise price of the warrants or the number of shares purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which they will expire (at which time unexercised warrants will become void and be of no further force or effect);

•	the manner in which the warrants may be modified or amended;

•	the anti-dilutive protections given to the holders of the warrants;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Until a warrant is exercised, the holder of the warrant will not be entitled, by virtue of being such holder, to any rights as a shareholder of our Company with respect to the shares purchasable upon exercise of the warrant, including, without limitation, the right to vote or receive dividends on such underlying shares.

The exercise price payable and the number of shares of our Class A Common Stock or other security purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of our Class A Common Stock or other security purchasable upon exercise of the warrant or a stock split, reverse stock split, combination, subdivision or reclassification of our Class A Common Stock or such other security. In lieu of adjusting the number of shares of our Class A Common Stock or other security purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. No fractional shares will be issued upon exercise of the warrants, but we will pay the cash value of any fractional shares otherwise issuable or fractional shares otherwise issuable will be rounded up or down to the closest whole share, in each case as will be set forth in any applicable prospectus supplement relating to the warrants.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, together with payment in full of the exercise price for the shares being purchased, we will, as soon as practicable thereafter, issue the shares of our Class A Common Stock or other security purchasable upon such exercise. If a warrant is exercised for less than the full amount of shares underlying the warrant, then a new warrant will be issued to cover the remaining shares.

Unless we provide otherwise in the applicable prospectus supplement: (i) a warrant agent (if any) will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant; (ii) a warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us; (iii) any holder of a warrant may, without the consent of the applicable warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, his, her or its warrants; and (iv) the warrants will be governed by and construed in accordance with the laws of the State of Florida.

Description of Rights

The following summary describes the general terms and provisions of the rights we may offer to purchase shares of our Class A Common Stock or other securities. If we offer rights, we will describe the specific terms of the rights being offered in a prospectus supplement. For a complete description of the material terms of any rights we offer, you must refer to both the prospectus supplement relating to such rights and to the following description. The specific terms described in any prospectus supplement may differ from the terms described below, and you should rely on the information in the prospectus supplement in the case of any such inconsistency. The description below and in the applicable prospectus supplement of any rights we offer is not and will not be complete and is and will be qualified in its entirety by reference to the complete terms and conditions of the rights, the form of which will be filed with the SEC. See “Where You Can Find More Information.”

We may issue rights independently or together with any other offered security, and rights may or may not be transferable by the person purchasing or receiving the rights. To the extent permitted by applicable law, in connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the rights, including, among others:

•	the securities for which the rights are exercisable;

•	the exercise price of the rights;

•	the number of such rights issued to each shareholder;

•	the number of shares of our Class A Common Stock or amount of any other securities purchasable upon exercise of such rights;

•	the extent, if any, to which such rights are transferable;

•	a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the rights will become exercisable and the date on which such rights will expire (subject to any extension);

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exercise of the rights.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of the rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, together with payment in full for the shares being purchased, we will, as soon as practicable thereafter, issue the shares of Class  A Common Stock or other security purchasable upon exercise of the rights.

Description of Units

The following summary describes the general terms and provisions of the units we may offer. If we offer units, we will describe the specific terms of the units being offered in a prospectus supplement. For a complete description of the material terms of any units we offer, you must refer to both the prospectus supplement relating to such rights and to the following description. The specific terms described in any prospectus supplement may differ from the terms described below, and you should rely on the information in the prospectus supplement in the case of any such inconsistency. The description below and in the applicable prospectus supplement of any units we offer is not and will not be complete and is and will be qualified in its entirety by reference to the complete terms and conditions of the unit agreement, certificate or indenture, the form of which will be filed with the SEC. See “Where You Can Find More Information.”

Units, if offered, will consist of two or more of the other securities we may offer using this prospectus, issued together as a unit. The prospectus supplement relating to any units we offer will include specific terms relating to the units, including, among others:

•	the title of the series of units;

•	identification and description of the separate securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the securities comprising the units will be separately transferrable; and

•	any other material terms of the units and the securities comprising such units.

PLAN OF DISTRIBUTION

We and the selling shareholders may sell the securities offered by this prospectus and any applicable prospectus supplement pursuant to underwritten public offerings, at the market offerings, negotiated transactions, block trades or a combination of these methods. We and the selling shareholders may sell the securities to or through agents, underwriters or dealers, directly to one or more purchasers without using underwriters or agents, or through any other method permitted by applicable law and described in the applicable prospectus supplement. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We and the selling shareholders may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We and the selling shareholders may designate agents to solicit offers to purchase our securities. Any agent involved in offering or selling our securities, and any commissions payable to the agent, will be disclosed in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

Agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. The names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, will be included in the applicable prospectus supplement. If an underwriter is used, an underwriting agreement will be entered into with the underwriter(s) at the time that an agreement is reached for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. In connection with the offering of securities, the underwriters may be granted an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If any such option is granted, the terms of such option will be set forth in the prospectus supplement for such securities.

To the extent that we or the selling shareholders make sales through one or more underwriters or agents in at the market offerings, such sales will be effected pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement entered into with the underwriters or agents. If we or the selling shareholders engage in at the market sales pursuant to any such agreement, we or the selling shareholders will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we or the selling shareholders may sell securities on a daily basis in exchange transactions or otherwise as we or the selling shareholders agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.

If we or the selling shareholders use a dealer, we or the selling shareholders, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. The name of the dealer and the terms of the transactions with the dealer will be included in the applicable prospectus supplement. We and the selling shareholders may directly solicit offers to purchase our securities and directly sell our securities to institutional or other investors. In such case, no underwriters or dealer would be involved. The terms of any direct sales will be included in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We and the selling shareholders may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities from us or the selling shareholders at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us or the selling shareholders and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters may receive compensation from us, from the selling shareholders, or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement. We and the selling shareholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Any underwriter to whom securities are sold by us or the selling shareholders for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents, for us or the selling shareholders. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the selling shareholders and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

In addition, we or the selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part). In addition, we or the selling shareholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than our Class A Common Stock, which is currently traded on the OTCQX but has been approved for listing on the NYSE commencing on July 13, 2017. We may elect to apply for listing or trading of any other class or series of securities on a securities exchange or interdealer quotation system, but we are not obligated to do so. We cannot give you any assurance as to the liquidity of the trading markets for any of our securities.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., Miami, Florida. Any underwriters will also be advised on legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and schedules as of and for the years ended December 31, 2016 and 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, incorporated by reference in this prospectus and elsewhere in this Registration Statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements for the year ended December 31, 2014 incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC Registration Statements on Form S-3 under the Securities Act with respect to the securities that may be offered under this prospectus. This prospectus, which forms part of such Registration Statements, does not contain all of the information in the Registration Statements. We have omitted certain parts of the Registration Statements, as permitted by the rules and regulations of the SEC.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file quarterly, annual, and current reports, proxy statements and other reports with the SEC. You can read and copy our public documents filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room. Our filings with the SEC are also available from the SEC’s Internet website at www.sec.gov.

We also make our filings with the SEC available on our Internet website at www.bbxcapital.com. Information contained in or accessed through our website is not part of or incorporated into this prospectus or any prospectus supplement, and should not be considered part of any offering documents.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We are incorporating by reference (i) the documents listed below, which we have already filed with the SEC (SEC File No. 001-09071), (ii) any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement, and (iii) any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Registration Statement of which this prospectus is a part and prior to the effectiveness of such Registration Statement, in each case other than information furnished to the SEC (including information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit), which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 9, 2017;

•	our Current Report on Form 8-K, filed with the SEC on February 3, 2017;

•	our Current Report on Form 8-K, filed with the SEC on February 10, 2017;

•	our Current Report on Form 8-K, filed with the SEC on May 9, 2017;

•	our Current Report on Form 8-K, filed with the SEC on May 17, 2017;

•	our Current Report on Form 8-K, filed with the SEC on May 24, 2017;

•	our Current Report on Form 8-K, filed with the SEC on June 9, 2017;

•	our Current Report on Form 8-K, filed with the SEC on June 16, 2017;

•	our Current Report on Form 8-K, filed with the SEC on June 19, 2017;

•	our Current Report on Form 8-K, filed with the SEC on July 6, 2017;

•	the description of our Class A Common Stock contained in our Registration Statements on Form 8-A, filed with the SEC on October 16, 1997 and June 20, 2006, and any amendments to such Registration Statements filed subsequently thereto and other reports filed for the purpose of updating such description, including our Current Report on Form 8-K, filed with the SEC on July 2, 2014; and

•	the description of our preferred share purchase rights contained in our Registration Statement on Form 8-A, filed with the SEC on September 25, 2009, and any amendments to such Registration Statement filed subsequently thereto and other reports filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document unless specifically incorporated by reference as an exhibit hereto. Requests for such documents should be directed to:

BBX Capital Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

Attn: Investor Relations

(954) 940-5300

$200,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Selling Shareholders

4,000,000 Shares of Class A Common Stock

PROSPECTUS

                         , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than underwriting discounts and commissions) to be borne by BBX Capital Corporation (the “Registrant”) in connection with the offering of the securities being registered hereunder and under the Registration Statement on Form S-3 filed by the Registrant with the Securities and Exchange Commission on March 16, 2017 and declared effective on May 4, 2017 (the “Prior Registration Statement”), as to which this Registration Statement on Form S-3 is deemed a post-effective amendment. With the exception of the SEC registration fee, all amounts shown are estimates.

	Amount
SEC registration fee	$26,217	(1)
Legal fees and expenses	$150,000
Accounting fees and expenses	$100,000
Debt securities trustee fees and expenses	$15,000
Warrant agent fees and expenses	$20,000
Rights agent fees and expenses	$20,000
Information agent fees and expenses	$25,000
Printing and mailing expenses	$50,000
Miscellaneous expenses	$50,000

TOTAL	$456,217

(1) Includes the registration fee of $23,180 paid in connection with the filing of the Previous Registration Statement.

Item 15. Indemnification of Directors and Officers.

Section 607.0850 of the Florida Business Corporation Act and the Amended and Restated Articles of Incorporation and Bylaws of the Registrant provide for indemnification of each of the Registrant’s directors and officers against claims, liabilities, amounts paid in settlement and expenses if such director or officer is or was a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving as a director or officer of another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant, which may include liabilities under the Securities Act. In addition, the Registrant carries insurance permitted by the laws of the State of Florida on behalf of its directors, officers, employees or agents which covers alleged or actual error or omission, misstatement, misleading misstatement, neglect or breach of fiduciary duty while acting in such capacities on behalf of the Registrant, which acts may also include liabilities under the Securities Act.

Item 16. Exhibits.

Reference is made to the Exhibit Index following the signature page hereto, which Exhibit Index is hereby incorporated by reference into this Item 16.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, if the undersigned Registrant uses this registration statement to offer securities to its existing security holders upon the exercise of warrants or rights and any securities not taken by security holders are to be reoffered to the public, then the undersigned Registrant will supplement the applicable prospectus supplement, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

(8)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9)	That:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on July 6, 2017.

BBX CAPITAL CORPORATION

By:	/s/ Alan B. Levan
Alan B. Levan
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of BBX Capital Corporation hereby constitutes and appoints Alan B. Levan and John E. Abdo, and each of them individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign and execute any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all registration statements for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same with any and all exhibits thereto, and all other documents required to be filed therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Alan B. Levan Alan B. Levan	Chairman and Chief Executive Officer	July 6, 2017

/s/ John E. Abdo John E. Abdo	Vice Chairman	July 6, 2017

SIGNATURE	TITLE	DATE

/s/ Jarett S. Levan Jarett S. Levan	President and Director	July 6, 2017

/s/ Seth M. Wise Seth M. Wise	Executive Vice President and Director	July 6, 2017

/s/ Raymond S. Lopez Raymond S. Lopez	Executive Vice President, Chief Financial Officer and Chief Accounting Officer	July 6, 2017

/s/ Darwin Dornbush Darwin Dornbush	Director	July 6, 2017

/s/ Oscar J. Holzmann Oscar J. Holzmann	Director	July 6, 2017

/s/ Alan Levy Alan Levy	Director	July 6, 2017

/s/ Joel Levy Joel Levy	Director	July 6, 2017

/s/ William Nicholson William Nicholson	Director	July 6, 2017

/s/ Neil A. Sterling Neil A. Sterling	Director	July 6, 2017

/s/ Norman H. Becker Norman H. Becker	Director	July 6, 2017

/s/ Steven M. Coldren Steven M. Coldren	Director	July 6, 2017

/s/ Willis N. Holcombe Willis N. Holcombe	Director	July 6, 2017

/s/ Anthony P. Segreto Anthony P. Segreto	Director	July 6, 2017

/s/ Charlie C. Winningham, II Charlie C. Winningham, II	Director	July 6, 2017

Exhibit Index

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation of the Registrant, effective October 8, 1997 (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A, filed with the SEC on October 16, 1997)

3.2	Amendment to the Amended and Restated Articles of Incorporation of the Registrant, effective June 18, 2002 (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 27, 2002)

3.3	Amendment to the Amended and Restated Articles of Incorporation of the Registrant, effective April 15, 2003 (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2003)

3.4	Amendment to the Amended and Restated Articles of Incorporation of the Registrant, effective February 7, 2005 (incorporated by reference to Appendix A to the Registrant’s Definitive Information Statement on Schedule 14C, filed with the SEC on January 18, 2005)

3.5	Amendment to the Amended and Restated Articles of Incorporation of the Registrant, effective June 22, 2004, as amended on December 17, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 18, 2008)

3.6	Amendment to the Amended and Restated Articles of Incorporation of the Registrant, effective May 19, 2009 (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2009)

3.7	Amendment to the Amended and Restated Articles of Incorporation of the Registrant, effective September 21, 2009 (incorporated by reference to Annex D to the joint proxy statement/prospectus that forms a part of Amendment No. 1 to the Registrant’s Registration Statement on Form S-4, filed with the SEC on August 14, 2009)

3.8	Amendment to the Amended and Restated Articles of Incorporation of the Registrant, effective September 21, 2009 (incorporated by reference to Exhibit 3.8 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2009)

3.9	Amendment to the Amended and Restated Articles of Incorporation of the Registrant, effective December 19, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 23, 2013)

3.10*	Form of Amendment to the Amended and Restated Articles of Incorporation of the Registrant to Designate Preferred Stock

3.11	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 12, 2015)

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017)

4.2	Specimen Class B Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017)

4.3	Rights Agreement, dated as of September 21, 2009, by and between the Registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2009)

4.4*	Form of Preferred Stock Certificate

4.5	Form of Debt Securities Indenture (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3, filed with the SEC on March 16, 2017)

4.6*	Form of Warrant Agreement (including Form of Warrants)

4.7*	Form of Rights Agreement (including Form of Rights)

4.8*	Form of Unit Agreement (including Form of Units)

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

12.1	Statement re: computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017)

23.1	Consent of Grant Thornton LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages)

25.1**	Statement of Eligibility of Trustee on Form T-1

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as applicable.